Exhibit 99

CONTACTS:	Tony Rossi
Financial Profiles
310-478-2700 x13
trossi@finprofiles.com
IGO REPORTS FOURTH QUARTER 2010 FINANCIAL RESULTS
SCOTTSDALE, Ariz., March 10, 2011 — iGo, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today reported financial results for the fourth quarter ending December 31, 2010.
Revenue was $13.2 million for the fourth quarter of 2010, an increase of 33% over revenue of $9.9 million in the same period of the prior year. Revenue in the fourth quarter of 2010 was positively impacted by the recognition of $1.6 million in deferred revenue related to sales to Walmart.
Net income was $416,000, or $0.01 per share, in the fourth quarter of 2010, compared with net income of $109,000, or $0.00 per share, in the same quarter of the prior year.
The Company’s financial position remained strong with $24.5 million in cash, cash equivalents, and short-term investments, $11.5 million in working capital (excluding cash, cash equivalents and short-term investments), and no debt as of December 31, 2010.
Recent Developments
•	Showcased more than 40 new products at the 2011 International CES including new charging solutions, pocket projectors, noise-cancelling headphones and other accessories for mobile electronic devices

•	Received first international patents related to iGo Green® technology

•	Entered rechargeable alkaline battery market through strategic partnership with PureEnergy Solutions
Michael D. Heil, President and Chief Executive Officer of iGo, commented, “Our strong revenue growth in the fourth quarter reflects the impact of our expanded product portfolio and the expansion of key retail relationships. We continue to execute on our strategy of product expansion through our recent entrance into the rechargeable alkaline battery market. This new product line is an excellent strategic fit with our existing portfolio and provides another catalyst for growing our business in the years ahead. We are also on schedule with the development of an integrated chip based on our iGo Green technology, which we continue to expect to be completed during the fourth quarter of 2011.”
-more-

iGo, Inc.

About iGo, Inc.
iGo, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGo has the accessories they need. iGo is also a leader in developing eco-friendly power solutions based on its patented iGo Green® technology, which automatically reduces the wasteful and expensive standby, or “vampire,” power consumed by electronic devices.
iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. Forward-looking statements in this press release include the belief that the new rechargeable alkaline battery product line provides another catalyst for growing the business in the years ahead; and the expectation that the development of the integrated chip based on iGo Green technology will be completed during the fourth quarter of 2011. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, our dependence on large purchases from a significant customer; our ability to expand and diversify our customer base; our reliance upon RadioShack and Walmart, as well as other distributors and resellers; our ability to expand our revenue base and develop new products and product enhancements; the sufficiency of our revenue to absorb expenses; fluctuations in our operating results because of: increases in product costs from our supplies, our suppliers ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; increased focus on consumer electronics retailers on their own private label brands; decreasing sales prices on our products over their sales cycles; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; our ability to manage our anticipated growth; our ability to manage our inventory levels; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us; our ability to hire and retain qualified personnel; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.

iGo, Inc.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
		As recast*		As recast*

Net revenue	$13,220	$9,919	$43,357	$48,944

Gross profit	4,407	3,248	14,410	15,168

Selling, engineering and administrative expenses	5,020	3,568	16,924	16,606

Loss from operations	(613)	(320)	(2,514)	(1,438)
Interest income (expense), net	24	52	171	235
Other income (expense), net	238	143	2,176	506

Loss before income tax benefit	(351)	(125)	(167)	(697)
Income tax benefit	767	234	1,002	234

Net income (loss)	$416	$109	$835	$(463)

Net income (loss) per share:
Basic	$0.01	$0.00	$0.03	$(0.01)
Diluted	$0.01	$0.00	$0.02	$(0.01)

Weighted average common shares outstanding:
Basic	32,889	32,412	32,770	32,310
Diluted	35,199	33,921	35,081	32,310

*	Effective January 1, 2010, the Company determined it was no longer the primary beneficiary of Mission Technology Group. Accordingly, the results of Mission have been removed from the 2009 financial information.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	December 31,
	2010	2009
		As recast*
ASSETS

Cash and cash equivalents	$9,942	$19,775
Short-term investments	14,532	12,777
Accounts receivable, net	8,620	5,109
Inventories	10,307	5,964
Prepaid expenses and other current assets	460	401

Total current assets	43,861	44,026
Other assets, net	6,312	2,151

Total assets	$50,173	$46,177

LIABILITIES AND EQUITY

Liabilities, excluding deferred revenue	$6,037	$4,981
Deferred revenue	1,838	914

Total liabilities	7,875	5,895

Total stockholders’ equity	42,298	40,282

Total liabilities and equity	$50,173	$46,177

*	Effective January 1, 2010, the Company determined it was no longer the primary beneficiary of Mission Technology Group. Accordingly, the results of Mission have been removed from the 2009 financial information.
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